Exhibit 99.2

[FLAGSTONE RÉASSURANCE SUISSE SA LETTERHEAD]

Barclays Bank PLC
1 Churchill Place
Canary Wharf
London
EC14 5HP
March 5, 2009

Attn: Christopher Miles

Re: $200,000,000 Multicurrency Letter of Credit Facility Agreement dated on or about the date hereof between Flagstone Réassurance Suisse SA (1) and Barclays Bank PLC (2) (the Facility)

Dear Sirs

Defined terms used in this letter shall unless the context requires otherwise have the same meaning in this letter as they have in the Facility.

In addition, the following term shall have the meaning given below in this letter:

G7 Country means any of Canada, France, Germany, Italy, Japan, the United States of America or the United Kingdom.

G7 OECD Bond means any marketable debt obligation issued by the government of G7 Country in the form of bonds and not convertible into any other security.

In consideration of the parties agreeing to enter into the Facility Agreement, the parties hereby agree that it is intended that OECD Bonds shall be considered to be Eligible Securities from the date that the Parties:

1)	agree the percentage adjustment that shall apply to the OECD Bonds depending upon their term and currency; and

2)	the Borrower executes any additional Security reasonably required by the Issuing Bank in respect of the OECD Bonds, which the parties agree shall be governed by English law.

The parties further agree that the terms of the Facility shall be amended to include OECD Bonds as Eligible Securities.

This letter shall be governed by the laws of England and Wales and the courts of England and Wales have exclusive jurisdiction to settle any dispute arising out of or in connection with it.

This letter has been signed this       day of March 2009.

SIGNED for and on behalf of Flagstone Réassurance Suisse SA by:

Patrick Boisvert                                                               Martin Martinelli

s/ _____________________                                     s/ _____________________

Chief Financial Officer                                                    Chief Counsel

SIGNED for and on behalf of Barclays Bank PLC by [                            ]

_____________________

[Director]